Exhibit 10.6

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PATENT LICENSE AGREEMENT
THIS PATENT LICENSE AGREEMENT (the “Agreement”) is made effective as of January 1, 2017 (the “Effective Date”), by and between Keygene N.V. (“KeyGene”), a company organized and existing under the laws of The Netherlands and having its registered offices at Agro Business Park 90, 6708 PW Wageningen, The Netherlands, and Guardant Health, Inc., a company incorporated under the laws of the State of Delaware, and having an address at 505 Penobscot Drive, Redwood City, CA 94063 (“Licensee”) and relates to KeyGene Technology as defined hereinafter. KeyGene and Licensee may be referred to herein individually as a “Party” or collectively as the “Parties.”
BACKGROUND
WHEREAS, KeyGene is a biotechnology company active in the field of plant biotechnology, genomics and phenomics and has proprietary expertise related to next generation sequencing technologies;
WHEREAS, Licensee is a developer and marketer of liquid biopsy products and services, including GuardantHealth360®;
WHEREAS, KeyGene and Licensee wish and agree to enter into this Agreement relating to KeyGene Technology;
Now, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, KeyGene and Licensee hereby agree as follows:
ARTICLE 1
DEFINITIONS
The following initially capitalized terms, either in plural or singular form, have the following meanings (and derivative forms of them shall be interpreted accordingly):
1.1    “Affiliate” means an entity that, directly or indirectly, through one or more intermediaries, is controlled by a Party. For this purpose, “control” means the ownership of more than fifty percent (50%) of the voting securities entitled to elect the directors or management of the entity, or the actual power to elect or direct the management of the entity.
1.2    “Agreement” has the meaning set forth in the recitals.
1.3    “Confidential Information” has the meaning set forth in Section 6.1(a) (General Confidentiality Obligations).
1.4    “Contract Year’’ shall mean each successive twelve (12) months period commencing on the Effective Date or an anniversary thereof. Contract Year 1 starts on the Effective Date.
1.5    “Dispute” has the meaning set forth in Section 9.3 (Dispute Resolution)

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1.6    “Effective Date” shall mean 1 January 2017.
1.7    “Field of Use” shall mean [***] in connection with (i) [***] or (ii) [***]. For clarity, [***].
1.8    “KeyGene Technology” shall mean the [***] Technology
1.9    “[***] Technology” shall mean KeyGene’s proprietary technology for [***].
1.10    “Licensed Activity” shall mean any activity that is covered by at least one issued claim of the Patents in the applicable country of manufacturing, marketing, use, sale, or offer for sale. For purposes of clarity, any activity includes to develop, make, have made, import, have imported, use, sell, have sold, offer for sale products, practice any method, process or procedure and otherwise exploit the Patents in the Field of Use.
1.11    “Minimum Annual Royalties” shall mean the minimum amount of Royalties per annum as set forth in Section 3.5.
1.12    “Net Sales Price” shall mean the [***] of Licensed Activities by Licensee and/or its Affiliates and/or Sublicensees less the following items: a) charges for taxes, including without limitation VAT; and b) discounts and deductions customary in the trade and compliant with U.S. generally accepted accounting principles, consistently applied.
1.13    “Non-Licensed Activity” shall mean any activity that is not covered by at least one issued claim of the Patents in the applicable country of manufacturing, marketing, use, sale, or offer for sale. For purposes of clarity, any activity includes to develop, make, have made, import, have imported, use, sell, have sold, offer for sale products, practice any method, process or procedure and otherwise exploit the Patents in the Field of Use.
1.14    “Patents” shall mean: (i) the [***] patents and patent applications as listed in Annex A; (ii) continuations, continuations-in-parts, divisionals, reissues, reexaminations, and foreign counterparts of the patents set forth in Annex A; and (iii) any U.S. or foreign patents or patent applications claiming priority from any of the patents or patent applications set forth in (i) or (ii) or from which any of the patents or patent applications set forth in (i) or (ii) claim priority.
1.15    “Patent Challenge” shall mean any judicial or administrative proceeding in which a Patent’s validity or enforceability is challenged.
1.16    “Preferred Stock” means non-participating series D preferred stock in the Licensee, where the value of each share is $7.4767.
1.17    “Signing Fee” shall mean the non-creditable, non-refundable, one-time access fee payable on the Effective Date of this Agreement by Licensee to KeyGene.
1.18    “Sublicensees” shall mean any entity who enters into an agreement with Licensee or its Affiliates pursuant to Article 5 of this Agreement.

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1.19    “Sublicense Revenues” shall mean the total amount of [***] received by Licensee and/or its Affiliates, [***], from Sublicensees in consideration for a grant by Licensee of a sublicense under the Patents pursuant to Article 5 of this Agreement, other than (i) [***], and (ii) payments in the form of [***] to the extent [***].
1.20    “Territory” shall mean [***].
ARTICLE 2
LICENSES.
2.1    Exclusive License. KeyGene hereby grants to Licensee and its Affiliates and Licensee hereby accepts for itself and its Affiliates an exclusive, non-transferable license under the Patents in the Territory, in the Field of Use, with a right to grant a Sublicense in accordance with the terms of Article 5.
2.2    No Implied Licenses. Other than the licenses explicitly set forth in this Article 2 (Licenses), neither Party grants any intellectual property licenses, options or assignments to the other Party under this Agreement. This Agreement does not create any implied licenses.
2.3    Covenant Not to Exceed License. Licensee hereby covenants that it shall not exceed the scope of the Licenses set forth in this Agreement (or any subsequent agreement between the Parties providing for any additional licenses).
2.4    Bankruptcy. KeyGene shall have the right to terminate this Agreement by written notice to Licensee (i) if the Licensee is declared insolvent or bankrupt by a court of competent jurisdiction, (ii) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against Licensee and such petition is not dismissed within [***] days after filing, (iii) if Licensee makes or executes an assignment of substantially all of its assets for the benefit of creditors, or (iv) substantially all of the assets of Licensee are seized or attached and not released within [***] days thereafter.
ARTICLE 3
FINANCIAL TERMS.
3.1    No Shop Fee. Receipt of [***] Euros is hereby acknowledged by KeyGene. This No Shop Fee shall be non-refundable but creditable to the Signing Fee.
3.2    Signing Fee. Immediately on the Effective Date, Licensee shall pay KeyGene a Signing Fee of [***] Euros, subject to Licensee’s right to deduct the No Shop Fee from the Signing Fee in accordance with Section 3.1.
3.3    Stock Grant. Concurrently with the execution of this Agreement, Licensee will issue to KeyGene a stock certificate evidencing validly issued, fully-paid, non-assessable shares equal to 141,774 shares of Series D Preferred Stock which represents a value of 1,000,000 Euros as of the Effective Date (determined based on the most recent round of financing at $7.4767 per

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share). Such shares of Series D Preferred Stock will be issued in consideration for the benefits provided to Licensee under the Agreement and no additional consideration shall be payable for such shares of Series D Preferred Stock. The stock grant described in this Section 3.3 shall be governed by a Series D Preferred Stock Purchase Agreement in substantially the form attached hereto as Annex B.
3.4    Royalty. Licensee shall pay KeyGene a royalty of [***] % of the Net Sales Price of Licensed Activities (the “Royalty”).
3.5    Minimum Annual Royalty. In no event shall Licensee pay a Royalty that is less than the Minimum Annual Royalty. The Minimum Annual Royalty per Contract Year shall be defined to be:
•    600,000 Euros for Contract Year 1
•    1,000,000 Euros for Contract Year 2
•    1,250,000 Euros for Contract Years 3, 4 and 5
•    1,500,000 Euros for Contract Years 6, 7 and 8
•    1,750,000 Euros from Contract Year 9 onwards
Should the Royalties paid under Section 3.4 not be at least the Minimum Annual Royalty amount for that Contract Year, Licensee shall pay KeyGene the difference between the applicable Minimum Annual Royalty and the Royalties paid under Section 3.4 for that Contract Year within sixty (60) days after receipt of a written invoice delivered by KeyGene to Licensee at or after the end of such Contract Year. Licensee’s failure to pay at least the Minimum Annual Royalty for an applicable Contract Year shall be considered a material breach of this Agreement, subject to a notice of material breach and a reasonable cure period.
3.6    Milestone Success Fees. Licensee shall pay an amount of [***] Euros upon [***].
3.7    Development Milestone Penalties. Licensee shall report in writing to KeyGene the achievement of each event (each, a “Milestone Event”) and pay the corresponding Milestone Penalty (as defined in the table below) to KeyGene, each within thirty (30) days of the applicable date associated with each Milestone Event for failure to meet such Milestone Event. The payment of the applicable Milestone Penalty shall be KeyGene’s sole and exclusive remedy for a failure by Licensee to achieve the corresponding Milestone Event. Provided that Licensee has paid the applicable Milestone Penalty in accordance with the terms and conditions of this Agreement, Licensee shall not be deemed to be in breach of this Agreement for a failure to achieve a Milestone Event. In addition, any efforts of Licensee’s Affiliates and Sublicensees shall be deemed to be the efforts of Licensee for purposes of achieving a Milestone Event.

Milestone Event	Milestone Penalty
[***]	[***]
[***]	[***]
[***]	[***]

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Milestone Penalty payments shall not become due and payable after Licensee has begun making Royalty payments based on the Net Sales Price of Licensed Activities under Section 3.4 above at the Milestone Event dates.
3.8    Sublicensing Revenue. In addition to the foregoing, Licensee shall pay KeyGene [***]% of all Licensee or its Affiliates’ Sublicense Revenues. Licensee, its Affiliates, and Sublicensees are prohibited from [***]. In the event of a consideration for a Sublicense or cross license that is non-monetary the Sublicense Revenue shall be calculated based on the fair market value of such consideration. KeyGene’s share of any Sublicense Revenues shall be due within [***] of the entry of a sublicense agreement or the occurrence of an event that triggers a payment in favor of Licensee.
3.9    Payments. All Royalties due under this Article 3, unless otherwise specified, shall be paid quarterly within [***] after the end of the relevant calendar quarter for which Royalties are due. All payments due under this Agreement shall be net payments without deduction of any bank or transfer charges, similar charges or withholding taxes. Payments shall be made in

Accountholder’s name:	Keygene N.V Agro Business Park 90 6708 PW Wageningen The Netherlands
Account number:	[***]
Bank name:	[***]
BIC	[***]
VAT number:	[***]
Chamber of Commerce Arnhem:	[***]

3.10    Reporting. With respect to each Contract Year, within [***] after the end of the Contract Year, Licensee shall provide to KeyGene a written report stating the number and description of: [***].
3.11    Audit Rights.

a)	Licensee shall keep [***] records [***].

b)
At KeyGene’s expense and no more than [***] per calendar year, KeyGene has the right to retain an independent certified public accountant from a nationally recognized (in the U.S.) accounting firm to perform on behalf of KeyGene an audit, conducted in accordance with U.S. generally accepted accounting principles (GAAP), of such books and records of Licensee as are deemed necessary by the independent public accountant to report on Licensed Activities, Milestone Events and Milestone Penalties, and Sublicense Revenues for the period or periods requested by KeyGene and the correctness of any report or payments made under this Agreement.

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c)
If the audit reveals an underpayment, Licensee shall promptly pay to KeyGene the amount of such underpayment plus interest in accordance with Section 3.14 (Late Payments). If the audit reveals that the monies owed by Licensee to KeyGene has been understated by more than [***] for the period audited, Licensee shall, in addition, pay the costs of such audit. If the audit reveals that an overpayment was made, such overpayment shall be fully creditable against amounts payable in subsequent payment periods (or promptly refunded if no such subsequent payments are due).

d)
Licensees and Sublicensees shall (i) maintain records [***] to document and verify the [***] payments (including milestones and royalties) to be paid to KeyGene; (ii) provide reports with [***] information to allow such verification; and (iii) allow an independent certified public accountant from a nationally recognized (in the U.S.) accounting firm appointed by KeyGene to verify the payments due on behalf of KeyGene in accordance with Section 3.11(b) (which accountant shall perform such audit on behalf of Licensee for the benefit of KeyGene in the case of records maintained by Sublicensees). All reports and information provided by or on behalf of Licensee pursuant to Sections 3.10 and 3.11 shall be deemed to be Licensee’s Confidential Information.

3.12    Foreign Exchange. If any currency conversion shall be required in connection with the calculation of amounts payable under this Agreement, such conversion shall be made using the exchange rates reported on the fifth (5th) business day prior the payment due date as published by Oanda on www.oanda.com/currency/converter. With any payment in relation to which a currency conversion is performed to calculate the amount of payment due, Licensee shall provide to KeyGene a [***] copy of the exchange rates used in such calculation.
3.13    Non-refundable, non-creditable payments. Each payment that is required under this Agreement is non-refundable and non-creditable, unless expressly stated otherwise in this Agreement.
3.14    Late Payments. Any amount owed by Licensee to KeyGene under this Agreement that is not paid within the applicable time period set forth herein will accrue interest at the rate of [***] percent ([***]%) above the then-applicable short-term three-month London Interbank Offered Rate (LIBOR) as quoted in the Wall Street Journal (or if it no longer exists, a similarly authoritative source) calculated on a daily basis, or, if lower, the highest rate permitted under applicable law.
3.15    Combination Products. In the event that a Licensed Activity is performed in combination with a Non-Licensed Activity and sold as a single product or service offering at a single price (a “Combination Sale”), the Net Sales Price from such Combination Sales for purposes of calculating the amounts due under this Article 3 shall be calculated for each applicable calendar quarter by multiplying the net sales price (as determined without reference to this paragraph) of the combination by the fraction A/(A + B), where A is the average gross selling price during such calendar quarter of the Licensed Activity when performed separately and B is the average gross selling price during such calendar quarter of the Non-Licensed Activity

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when performed separately, provided that the product of such multiplication shall never fall below A, and provided further that if there is no average gross selling price during such calendar quarter of the Non-Licensed Activity when performed separately, then B goes to zero.
ARTICLE 4
INTELLECTUAL PROPERTY
4.1    Ownership. KeyGene retains all ownership in and to the KeyGene Technology or any portion thereof and retains all right, title and interest in and to the Patents, including any KeyGene interest in any intellectual property developed under this Agreement.
4.2    KeyGene Technology. Subject to KeyGene’s obligations under Section 4.3 and except as set forth in Section 4.4, KeyGene shall have the sole right (but not the obligation) to file, prosecute, maintain, defend and enforce all Patents.
4.3    Requested Filings. In the event Licensee requests KeyGene to file additional applications for patents relating to the [***] Technology (each, a “Requested Filing”):

•
KeyGene will file [***] additional patent applications at the request of Licensee as long as such additional applications do not jeopardize the patent term or validity of any Patent at KeyGene’s sole and reasonable discretion, and if so requested by Licensee KeyGene will apply for [***].

•	KeyGene shall retain complete and full ownership of all intellectual property rights associated with the Requested Filing or the technology therein.

•	KeyGene shall draft and prosecute the requested patent application, taking into account the cooperation and suggestions of Licensee.

•
Licensee shall reimburse KeyGene for the reasonable costs and fees associated with the drafting, filing, prosecution, grant and maintenance of such applications (and patents issued therefrom) under this Section 4.3.

4.4    Enforcement and Defense. [***] shall have a first right but not an obligation to enforce the Patents against others accused of infringing [***]. [***] shall have a right but not an obligation to bring to the attention of [***] any accused activity that [***]. [***] shall bear the costs and fees associated with any cause of action for patent infringement initiated by [***] hereunder, including any costs and fees associated with an affirmative obligation to defend the Patents in an event of a counterclaim or Patent Challenge brought in district court in response to such action. [***] agrees to provide timely assistance and cooperation to [***] in any such action for infringement of the Patents, including [***]. [***] shall reimburse [***] for all reasonable costs and fees of such assistance and cooperation, including, but not limited to, [***], provided that [***] shall have the right to approve in advance any task or service provided by outside counsel for [***] in such enforcement action, where [***] approval shall not be unreasonably withheld, conditioned, or delayed. In any cause of action for patent infringement initiated by [***] hereunder, including an affirmative obligation to defend the Patents in an event of a counterclaim or Patent Challenge brought in district court in response to such action,

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[***] will have the right to direct and control any such action at its sole and reasonable discretion, including taking the lead in formulating and prosecuting a defense of the Patents, except in certain cases before the United States Patent and Trademark Office, as outlined in Section 4.5, below. If [***] elects in writing not to enforce the Patents hereunder, [***] at its sole discretion and cost, and under its sole control, may initiate an enforcement action against an accused infringer.
4.5    If a Patent Challenge is mounted by a third party, whether before the United States Patent and Trademark Office or elsewhere, and such Patent Challenge is either (1) [***], or (2) [***], [***] shall take a lead in formulating and prosecuting a defense of the Patent and shall bear the costs and fees associated with such defense, except in an instance in which a third party mounting an aforementioned Patent Challenge is [***], in which case [***] will take into account the cooperation and suggestions of [***] in defending the Patent, and [***] shall reimburse [***] for all reasonable costs and fees associated with such defense. For an avoidance of doubt, [***] shall not have a right to enforce the Patents against [***] which right remains with [***]. If a Patent Challenge is mounted by a third party, whether before the United States Patent and Trademark Office or elsewhere, and such Patent Challenge is both (1) [***], and (2) [***], [***] shall take a lead in formulating and prosecuting a defense of the Patent and shall bear the costs and fees associated with such defense. [***] will take into account the cooperation and suggestions of [***] in defending the Patent or asserting counterclaims, if any, and [***] shall reimburse [***] for all reasonable costs and fees associated with such defense or enforcement. For the avoidance of doubt, a Patent Challenge is [***] if the Patent Challenge [***].
4.6    Enforcement Recovery. Any recovery (including settlements) from any cause of action for patent infringement initiated by [***] hereunder, which exceeds [***] shall not be considered [***] and shall be divided in good faith among the Parties, with [***] receiving [***]% of such recovery and the remainder being retained by [***]. Any recovery (including settlements) from any cause of action for patent infringement initiated by [***] hereunder shall be [***].
4.7    Patent Challenges.

a)
During the Term, and only to the extent that Patent Challenges are permitted to be restricted under applicable law in the respective jurisdiction, Licensee or its Affiliates will not knowingly engage, participate, request, solicit, financially support any Patent Challenge, or otherwise bring any judicial action or administrative proceeding to challenge a Patent’s validity or enforceability. For clarity, this limitation does not apply to Licensee’s participation in the defense of any Patent as outlined in Sections 4.4-4.5.

b)
If, except as permitted by Section 4.7(a), Licensee or its Affiliates engages, participates, requests, solicits, financially supports, or otherwise bring any judicial action or administrative proceeding to challenge a Patent’s validity or enforceability during the Term, Licensee will pay all legal fees, expenses and other costs incurred by KeyGene in or related to such Patent Challenge, irrespective of the outcome of such challenge. In addition Licensee’s financial

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obligations under Section 3.4 (Royalty) and Section 3.5 (Minimum Annual Royalty) shall [***].

c)
If, except as permitted by Section 4.7(a), Licensee or any of its Affiliates engages, participates, requests, solicits, financially supports, or otherwise bring any judicial action or administrative proceeding to challenge a Patent’s validity or enforceability during the Term, KeyGene will have the right (but not the obligation) to terminate all rights, and licenses granted to Licensee and its Affiliates under this Agreement immediately upon notice to Licensee.

ARTICLE 5
SUBLICENSING.
5.1    Sublicensing. Licensee or its Affiliates may enter into sublicensing agreements, including certain cross licensing arrangements as permitted under Section 3.8, provided that the terms of such sublicensing agreements are entirely consistent with the provisions of this Agreement. However, such sublicensing agreements shall only be effective upon the written approval of KeyGene, where such approval shall not be unreasonably withheld. In addition, fully unredacted executed copies of all sublicensing agreements shall be provided to KeyGene. The Sublicensing Revenue shall be paid to KeyGene in accordance with the payment provisions for Sublicensing Fees.
ARTICLE 6
CONFIDENTIALITY.
6.1    General Confidentiality Obligations.

a)
Any and all proprietary, non-public information, trade secrets, data, business information, protocols and documents disclosed, orally or otherwise, or submitted in writing or in other tangible form to one Party by the other Party under this Agreement is the “Confidential Information” of the disclosing Party.

b)
Each Party shall receive and maintain the other Party’s Confidential Information in strict confidence. Neither Party shall disclose any Confidential Information of the other Party to any third party. Neither Party shall use the Confidential Information of the other Party for any purpose other than as required to perform its obligations or exercise its rights under this Agreement. Each Party may disclose the other Party’s Confidential Information to the receiving Party’s officers, directors, employees, Affiliates, agents, representatives and contractors requiring access thereto for the purposes of this Agreement, provided, however, that prior to making any such disclosures, each such person shall be bound by terms at least as restrictive as those hereof to maintain Confidential Information in confidence and not to use such information for any purpose other than in accordance with the terms and conditions of this Agreement. Each Party agrees to take all steps necessary to ensure that the other Party’s Confidential Information

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shall be maintained in confidence including such steps as it takes to prevent the disclosure of its own proprietary and confidential information of like character. Each Party agrees that this Agreement shall be binding upon its officers, directors, employees, Affiliates, agents, representatives and contractors performing tasks related to the subject matter hereof. Each Party shall take all steps necessary to ensure that its officers, directors, employees, Affiliates, agents, representatives and contractors shall comply with the terms and conditions of this Agreement. The foregoing obligations of confidentiality and non-use shall survive, and remain in effect for a period of [***] from, the termination or expiration of this Agreement in accordance with Article 8 (Term).
6.2    Exclusions from Nondisclosure Obligation. The nondisclosure and nonuse obligations in Section 6.1 (General Confidentiality Obligations) shall not apply to that part of the Confidential Information of which the receiving Party can establish by competent written proof that it:

a)	was publicly known at the time of disclosure;

b)	has become publicly known after disclosure, by publication or otherwise, except by breach of this Agreement by the receiving Party;

c)	was in the receiving Party’s lawful possession at the time of disclosure hereunder;

d)
was received by such Party from a third party who has the lawful right to disclose the Confidential Information and who shall not have obtained the Confidential Information either directly or indirectly from the disclosing Party; or

e)	was independently developed by the receiving Party, without reference to Confidential Information of the disclosing Party.
6.3    Required Disclosures. If either Party is required, pursuant to a governmental law, regulation or order, to disclose any Confidential Information of the other Party, the receiving Party (i) shall give advance written notice to the disclosing Party, (ii) shall make a reasonable effort to assist the other Party to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required and (iii) shall use and disclose the Confidential Information solely to the extent required by the law or regulation.
6.4    Return of Confidential Information. Promptly after the termination or expiration of this Agreement for any reason, each Party shall return to the other Party all tangible or electronic manifestations of such other Party’s Confidential Information at that time in the possession of the receiving Party. At the request of the Party that is the owner of the Confidential Information, at the termination or expiration of this Agreement, the receiving Party may destroy the Confidential Information instead of returning it.
6.5    Marking. To the extent required by law Licensee shall mark and make proper reference to KeyGene’s Patents on publications and offerings of any Licensed Activity.

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ARTICLE 7
REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.
7.1    Mutual Representations. Each of KeyGene and Licensee hereby represents and warrants to the other of them that the representing and warranting Party is duly organized in its jurisdiction of incorporation; that the representing and warranting Party has the full power and authority to enter into this Agreement; that this Agreement is binding upon the representing and warranting Party; that this Agreement has been duly authorized by all requisite corporate action within the representing and warranting Party; and that the execution, delivery’ and performance by the representing and warranting Party of this Agreement and its compliance with the terms and conditions hereof does not conflict with or result in a breach of any of the terms and conditions of or constitute a default under (a) any agreement or other instrument binding or affecting it or its property, (b) the provisions of its bylaws or other governing documents or (c) any order, writ, injunction or decree of any governmental authority entered against it or by which any of its property is bound.
7.2    KeyGene Warranties.

a)
On the date of signing of this Agreement KeyGene: (i) is the sole and exclusive owner of all right, title and interest in and to the Patents; (ii) has the right to grant the rights and licenses granted herein, and the Patents are free and clear of any lien, encumbrance, or security interest; (iii) has not previously granted, and will not grant during the Term, any right, license or interest in or to the Patents, or any portion thereof, inconsistent with the rights and licenses granted hereunder to Licensee; and (iv) is not aware of pending actions, lawsuits, claims, or arbitration proceedings in any way relating to the Patents.

b)
KeyGene makes no other warranties including as to the scope, validity, or enforceability of any Patent. In addition KeyGene makes no warranties regarding the fitness of the subject matter of this Agreement for a particular purpose or merchantability.

7.3    Warranty by Licensee. Licensee represents and warrants that it shall comply with any and all applicable laws, regulations and regulatory requirements and shall comply with all permits and authorizations, which may be required.
7.4    Indemnification.

a)
By Licensee. Except with respect to any damages arising from gross negligence or willful misconduct of KeyGene, Licensee shall indemnify, defend and hold harmless KeyGene from and against any and all claims, suits, losses, damages, costs, fees and expenses incurred by KeyGene and other liabilities asserted by third parties resulting from or arising out of its use of the licenses granted under this Agreement and/or the Patents.

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b)
Indemnification Procedure. A Party that intends to claim indemnification under any provision of this Agreement (for purposes of this Section 7.4(b), the “Indemnitee”) shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any claim, action, suit, or other proceeding brought by third parties in respect of which the Indemnitee or any of its Affiliates, or their directors, officers, employees, successors or assigns intend to claim such indemnification hereunder. As between the Parties, the Indemnitor shall have the right to control the defense and settlement of such claim, action, suit, or other proceeding; provided that the Indemnitee shall have the right to participate in such defense or settlement with counsel of its own choosing at its expense. Notwithstanding the foregoing, the indemnity agreement in this Article 7 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, to the extent such consent is not withheld unreasonably or delayed. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 7 but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this Article 7. Without limiting the foregoing, the Indemnitor shall keep the Indemnitee fully informed of the progress of any claim, action, suit, or other proceeding for which the Indemnitee is seeking indemnification under this Article 7.

7.5    DISCLAIMER OF WARRANTIES. OTHER THAN THE EXPRESS WARRANTIES OF THIS ARTICLE 7, KEYGENE DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT ANY PRODUCTS DEVELOPED UNDER THIS AGREEMENT ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE OR THAT ANY PATENTS WILL ISSUE OR BE VALID OR ENFORCEABLE. KEYGENE SHALL ALSO NOT BE RESPONSIBLE FOR ANY DAMAGES OR CLAIMS ARISING OUT OF LICENSEE’S USE OF THE PATENTS.
ARTICLE 8
TERM.
8.1    Term. The term of this Agreement shall commence on the Effective Date and shall expire upon the expiration of the last to expire Patent, unless earlier terminated by a Party as set forth below in this Article 8 (Term), or as set out in section 2.4 or Section 4.7(c) of this Agreement.
8.2    Termination for Convenience. Licensee may terminate this Agreement for convenience subject to a termination fee as set out in Section 8.3:

a)	Upon written notice with immediate effect as of February 1, 2019 up to and including April 30, 2019, in the event a Requested Filing pursuant to Section 4.3

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has not resulted as of February 1, 2019 in allowed or granted claims, which are substantially in the same scope as originally requested by Licensee and, thus, fail to capture one or more activities of Licensee under the definition of Licensed Activities or the granted claims, as of February 1, 2019, are found invalid by a written decision of a court, tribunal or another body of competent jurisdiction.

b)
Upon thirty (30) days prior written notice as of May 1, 2019 in the event a Requested Filing pursuant to Section 4.3 has not resulted as of February 1, 2019 in allowed or granted claims, which are substantially in the same scope as originally requested by Licensee and, thus, fail to capture one or more activities of Licensee under the definition of Licensed Activities or the granted claims, as of February 1, 2019, are found invalid by a written decision of a court, tribunal or another body of competent jurisdiction.

c)
Upon thirty (30) days prior written notice as of February 1, 2019 in the event a Requested Filing pursuant to Section 4.3 has resulted as of February 1, 2019 in allowed or granted claims, which are substantially in the same scope as originally requested by Licensee, or which, in any case, cover one or more activities of Licensee under the definition of Licensed Activities.

8.3    Termination Fee. On termination of this Agreement for convenience Licensee shall pay a termination fee on a lump sum basis as set out in this Section 8.3. In the event Licensee terminates this Agreement:

a)
pursuant to Section 8.2(a) Licensee shall pay a termination fee of [***] Euros. In addition, Licensee is obliged to make Minimum Annual Royalty payments due up to the date of termination calculated on a pro rata basis per day;

b)
pursuant to Section 8.2(b) or Section 8.2(c) Licensee shall pay a termination fee amounting to a percentage, as defined in the table below, of the total Minimum Annual Royalty payments due, according to the schedule shown in Section 3.5, for the remaining Contract Years as of the date of termination until the last to expire Patent. For the year of termination only, the remaining part of the Contract Year after the date of termination will be included in the calculation of the termination fee on a pro rata basis per day. The termination fee will be calculated as follows:

(i)	accumulating the Minimum Annual Royalty payments, as listed in Section 3.5, from the year of termination until the last to expire Patent (“Amount X”), then

(ii)	deducting for the year of termination the pro rata Minimum Annual Royalty part that preceded the date of termination (“Amount Y”), then

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(iii)	multiplying the resulting amount (Amount X minus Amount Y) by the percentage corresponding with the year of termination as listed in the table below.

If terminated in the year:	a percentage of:
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%

In addition, for the year of termination only, Licensee is obliged to make Minimum Annual Royalty payments due up to the date of termination calculated on a pro rata basis per day.
8.4    Material Breach. Either Party may terminate this Agreement for the material breach of this Agreement by the other Party, if such breach remains uncured ninety (90) days following notice from the non-breaching Party to the breaching Party specifying such breach. Notwithstanding the foregoing, if the alleged breaching Party notifies the non-breaching Party, during such ninety (90)-day cure period, of a bona fide dispute regarding the alleged breach, such ninety (90)-day cure period shall be tolled pending resolution of such dispute pursuant to Section 9.3, and in the event the dispute is finally resolved against the Party allegedly in material breach, the applicable cure period shall commence upon such final resolution.
8.5    Survival of Sublicenses. Notwithstanding any provision herein to the contrary, in the event (a) Licensee has entered into any Sublicense Agreements consistent with the terms of this Agreement, (b) this Agreement is terminated, and (c) such Sublicense Agreements are in effect at the time of such termination, such Sublicense Agreement will survive such termination, with KeyGene as the Licensee’s direct licensor solely with respect to rights sublicensed pursuant to this Agreement.
8.6    Survival of Articles. The provisions of this Agreement which are expressed to survive or to operate in the event of termination of this Agreement or are by their nature intended to do so shall survive the termination of this Agreement, including, for the avoidance of doubt:
Article 1, 4.1-4.2, 6, 7, 8.5-8.6, 9.2-9.3, 9.8.
ARTICLE 9
MISCELLANEOUS.
9.1    Independent Contractors. The Parties shall perform their obligations under this Agreement as independent contractors. Nothing contained in this Agreement shall be construed to be inconsistent with such relationship or status. This Agreement and the Parties’ relationship

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in connection with it shall not constitute, create or in any way be interpreted as a joint venture, fiduciary relationship, partnership or agency of any kind.
9.2    Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, excluding its conflicts of laws principles.
9.3    Dispute Resolution. To the extent disputes arise under the provisions of this Agreement, including the construction of any provision of this Agreement, KeyGene and Licensee agree to subject themselves to mediation. If mediation efforts are not successful, the Parties agree to arbitrate unresolved disputes under the rules of the International Chamber of Commerce (“ICC”), and the decision of any such arbitration shall be binding upon the Parties and enforceable in any court of competent jurisdiction. The Applicable Law provision (Section 9.2) is a binding obligation between Licensee and KeyGene. Any such arbitration shall be conducted in New York, New York by a panel of three neutral arbitrators, one of whom shall be selected by KeyGene, one of whom shall be selected by Licensee and one of whom shall be selected by mutual agreement of the other two arbitrators.
9.4    Entire Agreement. This Agreement (including its Annexes) set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties with respect to such subject matter, with the exception of the Mutual Secrecy Agreement dated April, 13 2016 which remains in existence until its expiry date in accordance with its provisions. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.
9.5    Assignment. Licensee may not assign in whole or in part this Agreement without the advance written consent of KeyGene, such consent not to be unreasonably withheld, conditioned, or delayed; provided, however, Licensee may assign its rights or delegate its duties, in whole or in part, to a party that acquires all or substantially all of its business or assets to which this Agreement pertains, whether by merger, acquisition, sale or otherwise. Notwithstanding the foregoing, Licensee may not assign in whole or in part this Agreement without the advance written consent of KeyGene, such consent not to be unreasonably withheld, conditioned, or delayed, to any acquiring party whose business derives most of its revenues through sales in the agricultural sector. This Agreement is binding upon and inures to the benefit of and is enforceable by the Parties hereto and their respective successors and permitted assigns, as provided in this Section 9.5.
9.6    Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision shall be deemed stricken from this Agreement and the remaining provisions shall continue in full force and effect.
9.7    Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by a force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the

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nonperforming Party takes reasonable efforts to remove the condition, but no longer than six (6) months.
9.8    Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, delivered by express delivery service, by e-mail with receipt confirmed or personally delivered. Unless otherwise specified in writing, the mailing and e-mail addresses of the Parties shall be as described below.
If to KeyGene:
Keygene N.V.
Attn: CEO
Agro Business Park 90
6708 PW Wageningen
The Netherlands
E-mail: [***]
with a required copy to:
Keygene N.V.
Attn: Vice-President Legal Affairs
Agro Business Park 90
6708 PW Wageningen
The Netherlands
E-mail: [***]
In the case of Licensee:
Guardant Health, Inc.
Attn: [***]
505 Penobscot Drive
Redwood City, CA 94063
E-mail: [***]
9.9    Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.
9.10    Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on, nor to be used to interpret, the meaning of the language contained in the particular article or section.
9.11    No Waiver. Any delay in enforcing KeyGene’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such rights to

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the subsequent enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time executed by an authorized officer of the waiving Party.
9.12    Performance by Affiliates. Each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance as if such Party were performing such obligations itself, and references to a Party in this Agreement shall be deemed to also reference such Affiliate. In particular and without limitation, all Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement shall be governed and bound by all obligations set forth in Article 6 (Confidentiality), and shall (to avoid doubt) be subject to the intellectual property assignment and other intellectual property provisions of Article 4 (Intellectual Property) as if they were the original Party to this Agreement (and be deemed included in the actual Party to this Agreement for purposes of all intellectual property‑related definitions). A Party and its Affiliates shall be jointly and severally liable for their performance under this Agreement and a breach of an Affiliate of either Party shall be deemed a breach of such Party.
9.13    Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to be one and the same instrument. In addition, signatures may be exchanged by facsimile or PDF.
9.14    Bankruptcy. All rights and licenses granted hereunder or pursuant hereto are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses to rights of “intellectual property,” as defined thereunder. Notwithstanding any provision contained herein to the contrary, if KeyGene is subject to any proceeding under the United States Bankruptcy Code and the trustee in bankruptcy of KeyGene, or KeyGene, as a debtor in possession, rightfully elects to reject this Agreement, Licensee shall have the right, pursuant to Sections 365(n)(1) and 365(n)(2) of the United States Bankruptcy Code, to retain any and all of the rights licensed to it hereunder, to the maximum extent permitted by law, subject to any payments due to KeyGene as specified herein.
IN WITNESS WHEREOF, the Parties have by duly authorized persons executed this Agreement as of the Effective Date.

Keygene N.V.	Guardant Health, Inc.

By: /s/ Arjen J. van Tunen	By: /s/ Helmy Eltoukhy
Name: Dr. Arjen J. van Tunen	Name: Dr. Helmy Eltoukhy
Title: Chief Executive Officer	Title: Chief Executive Officer

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ANNEX A
[***]

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ANNEX B
GUARDANT HEALTH, INC.
505 Penobscot Drive
Redwood City, CA 94063
SERIES D PREFERRED STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 1st day of January, 2017, by and among Guardant Health, Inc., a Delaware corporation (the “Company”), and KEYGENE N.V., a company organized and existing under the laws of The Netherlands (“Purchaser”).
1.Purchase of Preferred Stock. Purchaser, intending to be legally bound, hereby purchases from the Company, and the Company hereby sells and issues to the Purchaser, 141,774 shares (the “Purchased Shares”) of the Company’s Series D Preferred Stock, $0.00001 par value per share (“Series D Preferred Stock”) upon the terms and conditions described herein. The Purchased Shares are convertible into shares of the Company’s Common Stock, $0.00001 par value per share, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation (such shares of Common Stock, the “Conversion Shares,” and together with the Purchased Shares, the “Securities”).
2.    Payment of Purchase Price. The Company is issuing the Purchased Shares to the Purchaser in consideration of and pursuant to that certain Patent License Agreement of even date herewith between the Company and the Purchaser (the “License Agreement”). Pursuant to the License Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Purchaser is entitled to 141,774 Purchased Shares (which represents €1,000,000 worth of Series D Preferred Stock as of the date hereof (determined based on the Company’s most recent round of financing), and the Company shall issue such number of Purchased Shares to the Purchaser pursuant to this Agreement (as defined below). Immediately following the full execution of this Agreement, the Company shall issue a stock certificate in the name of Keygene N.V., a company organized and existing under the laws of The Netherlands, for 141,774 shares of Series D Preferred Stock of the Company. Purchased Shares purchased and issued herein shall not be deemed issued to or owned by the Purchaser until this Agreement has been executed by the Purchaser, and countersigned by the Company.
3.    Company Representations. In connection with the issuance of the Purchased Shares under this Agreement, the Company hereby represents and warrants to the Purchaser as follows:
3.1    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted and (b) to execute, deliver and perform its obligations under this Agreement.

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The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.
3.2    All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Purchased Shares being sold hereunder has been taken or will be taken prior to the closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
3.3    The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement and for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Subject in part to the truth and accuracy of the Purchaser’s representations in Section 4 of this Agreement, the offer, sale and issuance of the Purchased Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable federal and state securities laws.
3.4    The Original Issue Price of the Series D Preferred Stock is $7.4767 per share as defined in the Company’s Amended and Restated Certificate of Incorporation dated December 18, 2015. Promptly following the closing of this Agreement, the Company shall prepare and deliver to the Purchaser a capitalization table reflecting the issuance of the Purchased Shares.
4.    Purchaser Representations. In connection with the issuance of the Purchased Shares under this Agreement, the Purchaser hereby represents and warrants to the Company as follows:
4.1    Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
4.2    This Agreement is made with such Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement Purchaser hereby confirms, that the Purchased Shares and the Conversion Shares to be received by

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Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.
4.3    Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Shares. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and the business, properties, prospects and financial condition of the Company.
4.4    Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares. If other than an individual, Purchaser also represents it has not been organized for the purpose of acquiring the Purchased Shares.
4.5    Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.
4.6    Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.
4.7    Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Company’s offer and sale and Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Purchaser’s jurisdiction.
4.8    Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

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(a)    There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or
(b)    (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances or for transactions with non-U.S. persons within the meaning of Regulation S under the Securities Act.
4.9    It is understood that the certificates evidencing the Securities may bear one or all of the following legends:
(a)    “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”
(b)    Any legend required by applicable state “blue sky” securities laws rules and regulations.
(c)    The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the Company has completed its initial public offering under the Act and the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) to the effect that the securities proposed to be disposed of may lawfully be so disposed without registration, qualification and legend.
5.    Stockholder Rights of Purchaser. So long as the Purchaser is the holder of the Purchased Shares, then the following shall apply:
5.1    Information Rights. The Company shall furnish to the Purchaser when available (1) annual unaudited financial statements for each fiscal year of the Company, including an unaudited balance sheet as of the end of such fiscal year, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices; and (2) quarterly unaudited financial statements for each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), including an unaudited balance sheet as of the end of such fiscal quarter, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year‑end audit

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adjustments. If the Company has audited records of any of the foregoing, it shall provide those in lieu of the unaudited versions.
5.2    Inspection Rights. The Company shall permit the Purchaser to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Purchaser.
5.3    Participation Right. The Purchaser has the right of first refusal to purchase the Purchaser’s Pro Rata Share of any new securities that the Company may from time to time issue after the date of this Agreement, excluding Carve Out Stock as such term is defined in the Company’s Amended and Restated Certificate of Incorporation (“New Securities”). The Purchaser’s “Pro Rata Share” means that portion of such New Securities that equals the proportion that the number of Purchased Shares issued to and held by Purchaser (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). If the Company proposes to undertake an issuance of New Securities, it shall give notice to the Purchaser of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue the New Securities. The Purchaser will have (10) business days from the date of notice, to agree in writing to purchase the Purchaser’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed the Purchaser’s Pro Rata Share). If the Purchaser fails to exercise in full the right of first refusal within the (10) business day period, then the Company will have (120) days thereafter to sell the New Securities with respect to which the Purchaser’s rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Notice to the Purchaser. If the Company has not issued and sold the New Securities within the 120-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering those New Securities to the Purchaser pursuant to this Section 5.3. The participation right provided for in this Section 5.3 shall not be applicable with respect to Purchaser in any subsequent offering of New Securities if (i) at the time of such offering, Purchaser is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of New Securities is otherwise being offered only to accredited investors.
6.    Limitations on Transfer.
6.1    Bylaws. In addition to any other limitation on transfer created by applicable securities laws, the Purchaser shall not assign, encumber or dispose of any interest in the Purchased Shares except in compliance with the Company’s Bylaws and applicable securities laws.
6.2    “Market Stand-Off’ Agreement.

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(a)    The Purchaser hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (or such longer period, not to exceed 34 days after the expiration of the 180-day period,) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 6.2 shall apply only to the Company’s initial offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 6.2 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Purchaser further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 6.2 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.
(b)    In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the one hundred eighty (180)- day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, the restrictions imposed by this Section 6.2 shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
(c)    The Purchaser agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of the Purchaser (and the shares or securities of every other person subject to the restriction contained in this Section 6.2):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION

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STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”
7.    Miscellaneous.
7.1    Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.
7.2    Notices. Any notice, demand or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.
7.3    Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.
7.4    Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators and successors.
7.5    Entire Agreement. This Agreement and the License Agreement, constitute the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein or therein.
7.6    Assignability. This Agreement is not transferable or assignable by the Purchaser without prior notice to the Company.
7.7    Applicable Law. This Agreement shall be governed and construed under the laws of the State of Delaware, without regard to its conflicts of law provisions.
7.8    Use of Speech. All pronouns contained herein and any variations thereof, shall be deemed to refer to the masculine, feminine or neuter, singular or plural, has the identity of the parties they require.

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7.9    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
7.10    Headings. Headings contained in this Agreement are only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.
IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.
PURCHASER

KEYGENE N.V., a company organized and existing under the laws of the Netherlands

By: /s/ Arjen van Tunen
Name: Dr. Arjen van Tunen
Title: CEO

COMPANY

GUARDANT HEALTH, INC., a Delaware corporation

By: /s/ Helmy Eltoukhy
Name: Helmy Eltoukhy
Title: CEO

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX C
Development Plan for Licensed Products1 dated July 8, 2016
[***]
1 Licensed Product, either in plural or singular form, as used in the Development Plan above refers to products and/or services that include Licensed Activities.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.